UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                FORM 12b-25

NOTIFICATION OF LATE FILING               SEC File Number 2-89401
                                          Cusip Number 719412 10 8

[X]Form 10K  []Form 20-F  []Form 11-K  []Form 10-Q  []Form N-SAR

For the Period Ended:  December 31, 1997

[] Transition Report on Form 10-K
[] Transition Report on Form 20-F
[] Transition Report on Form 11-K
[] Transition Report on Form 10-Q
[] Transition Report on Form N-SAR

For the Transition Period Ended:

     Read Attached Instruction Sheet Before Preparing Form. Please Print or Type. Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.

    If the notification relates to a portion of the filing checked above, identify the Item(s) to which the notification relates:

Part I-Registration Information

     Full Name of Registrant
     Former Name if Applicable

Physicians Laser Services, Inc.

Address of Principal Executive Office (Street and Number)

     3200 North Federal Highway, Suite 226

City, State and Zip Code

     Boca Raton, Florida  33432

Part II-Rules 12b-25(b) and (c)

If the subject report could not be filed without unreasonable effort or expense and the Registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check box if appropriate)

[X] (a) The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;

[X] (b) The subject annual report, semi-annual report, transition report on Form 10-K, Form 20-F, 11-K or Form N-SAR, or portion thereof will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q or filing made by a money market fund pursuant to Rule 30b3-1, or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and

     (c) The accountant's statement or other exhibit required by Rule 12b-25(c) has been attached, if applicable.

Part III-Narrative

State below in reasonable detail the reasons why Form 10-K, 20-F, 11-K, 10-Q, N-SAR or the transition report or portion thereof could not be filed within the prescribed time period.

     The Registrant's Form 10-KSB could not be filed within the prescribed time period because the accounting services the Registrant received from its former accountants during the Registrant's 4th quarter period ending December 31, 1995 and fiscal year 1996 were significantly deficient. As a result, the Registrant has recalled its financial statements for the aforementioned periods and is currently restating such financial statements. This has caused a delay in the Registrant's ability to timely complete its requisite financial statements with respect to its Form 10-KSB for year end 1996.

Part IV-Other Information

     (1) Name and telephone number of person to contact in regard to this notification:

     Raymond F. Stack                  (561)      750-2300
        (Name)                      (area code)(telephone number)

     (2) Have all other periodic reports required under section 13 or 15(d) of the Securities Exchange Act of 1934 or section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the Registrant was required to file such report(s) been filed? If the answer is no, identify report(s).

     [] Yes   [X] No

     The Registrant has filed all periodic reports required under section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months in reliance upon the financial statements prepared by its former accountants; however, since the Registrant has recalled and is restating all financial statements filed with such periodic reports, the Registrant is considered to be not current with its reporting requirements.

     (3) It is anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

     [] Yes    [X] No

     If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.

     Physicians Laser Services, Inc., has caused this notification to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 28, 1997

Physicians Laser Services, Inc.



By:  /s/ Raymond F. Stack
     --------------------------
     Raymond F. Stack, President